Exhibit 10.2

GUARANTY AGREEMENT

Dated as of April 17, 2009

Re:	$50,000,000 6.58% Senior Notes, Series A, due April 17, 2014

of

CH Energy Group, Inc.

TABLE OF CONTENTS

(Not a part of the Agreement)

SECTION	HEADING	PAGE
Parties		1
Recitals		1
Section 1.	Definitions	2

-i-

Section 13.	Indemnity	13
Signature		15

B-ii

GUARANTY  AGREEMENT

Re:	$50,000,000 6.58% Senior Notes, Series A, due April 17, 2014

This GUARANTY AGREEMENT dated as of April 17, 2009 (the or this “Guaranty”) is entered into by Central Hudson Enterprises Corporation, a New York corporation (the “Guarantor”).

RECITALS

A.      The Guarantor is a wholly owned subsidiary of CH Energy Group, Inc., a New York corporation (the “Company”).

B.     In order to refinance certain debt and for general corporate purposes, the Company has entered into that certain Note Purchase Agreement dated as of April 17, 2009 (the “Note Purchase Agreement”) among the Company and the purchasers named on Schedule A thereto (the “Initial Note Purchasers”), providing for, inter alia, the issue and sale by the Company to the Initial Note Purchasers of $50,000,000 aggregate principal amount of its 6.58% Senior Notes, Series A, due April 17, 2014 (the “Series A Notes”), and for the issue and sale by the Company to subsequent purchasers (the “Supplemental Note Purchasers”) of subsequent series of promissory notes (collectively, the “Supplemental Notes” and, together with the Series A Notes, the “Notes”) in an aggregate principal amount not to exceed $75,000,000 pursuant to Supplemental Note Purchase Agreements (as defined in the Note Purchase Agreement). The Initial Note Purchasers and the Supplemental Note Purchasers are, together with their successors, assigns or any other future holder of the Notes, hereinafter referred to as the “Holders”.

C.      The Initial Note Purchasers have required as a condition to their purchase of the Series A Notes and as a condition to the future issuance and sale of Supplemental Notes that the Company cause the undersigned to enter into this Guaranty, as security for the Notes, and the Company has agreed to cause the undersigned to execute this Guaranty in order to induce the Initial Note Purchasers to purchase the Series A Notes and in order to induce the Supplemental Note Purchasers to purchase the Supplemental Notes and thereby benefit the Company by providing funds to refinance certain debt and for general corporate purposes.

D.      The Guarantor will derive substantial direct and indirect benefit from the sale of the Notes to the Initial Note Purchasers and Supplemental Purchasers.

NOW, THEREFORE, as required by Section 2.3(a) of the Note Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Guarantor does hereby covenant and agree as follows:

Section 1.	Definitions.

Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

Section 2.	Guaranty of Notes, Note Purchase Agreement and Supplemental Note Purchase Agreements.

            (a)     Subject to the limitation set forth in Section 2(b) hereof, the Guarantor does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, premium, if any, and interest on the Notes from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, premium, if any, or interest at the rate set forth in the Notes and interest accruing at the then applicable rate provided in the Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) in Federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or owed by the Company under the terms of the Notes, the Note Purchase Agreement and any Supplemental Note Purchase Agreement and (3) the full and prompt payment, upon demand by any Holder, of all costs and expenses, legal or otherwise (including attorneys&#65533; fees), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of the Notes, the Note Purchase Agreement, any Supplemental Note Purchase Agreement or under this Guaranty or in any consultation or action in connection therewith or herewith and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes, Note Purchase Agreement or any Supplemental Note Purchase Agreement or any of the terms thereof or any other like circumstance or circumstances.

(b)      The liability of the Guarantor under this Guaranty shall not exceed an amount equal to a maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Guarantor, contingent or otherwise, result in the obligations of such Guarantor hereunder not constituting a fraudulent transfer, obligation or conveyance.

Section 3.	Guaranty of Payment and Performance.

This is a guarantee of payment and performance and the Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note, the Note Purchase Agreement or any Supplemental Note Purchase Agreement be brought against the Company or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against the Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of the Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Debt, liability or obligation of the Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Debt, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

Section 4.	General Provisions Relating to the Guaranty.

(a)     The Guarantor hereby consents and agrees that any Holder or Holders from time to time may, and upon such terms and conditions as any such Holder or Holders may deem advisable:

(1)          extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Debt, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Debt, liability or obligations of the Company on the Notes, or waive any Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or this Guaranty; or

(2)          sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Debt, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes; or

(3)          settle, adjust or compromise any claim of the Company against any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes.

The Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that the Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

(b)	The Guarantor hereby waives, to the fullest extent permitted by law:

(1)            notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Debt, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

(2)          demand of payment by any Holder from the Company or any other Person indebted in any manner on or for any of the Debt, liabilities or obligations hereby guaranteed; and

(3)          presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to the Guarantor.

The obligations of the Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination (other than by payment in full of the Notes and the obligations of the Company under the Note Purchase Agreement and each Supplemental Note Purchase Agreement), whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

(c)     The obligations of the Guarantor hereunder shall be binding upon the Guarantor and its successors and assigns, and shall remain in full force and effect until the entire principal, interest and premium, if any, on the Notes and all other sums due pursuant to Section 2 shall have been paid and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to or the consent of the Guarantor:

(1)          the genuineness, validity, regularity or enforceability of the Notes, the Note Purchase Agreement, any Supplemental Note Purchase Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Company or any other Person on or in respect of the Notes or under the Note Purchase Agreement or under any Supplemental Note Purchase Agreement or any other agreement or the power or authority or the lack of power or authority of the Company to issue the Notes or the Company to execute and deliver the Note Purchase Agreement or any Supplemental Note Purchase Agreement or any other agreement or the existence or continuance of the Company or any other Person as a legal entity; or

(2)          any default, failure or delay, willful or otherwise, in the performance by the Company or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Purchase Agreement, any Supplemental Note Purchase Agreement or any other agreement; or

(3)          any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Company or any other Person or in respect of the property of the Company or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Company or any other Person; or

(4)          impossibility or illegality of performance on the part of the Company or any other Person of its obligations under the Notes, the Note Purchase Agreement, any Supplemental Note Purchase Agreement or any other agreements; or

(5)          in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified; or

(6)          any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Debt, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Company or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by the Company or any other Person, or against any sums payable in respect of the Notes or under the Note Purchase Agreement or under any Supplemental Note Purchase Agreement, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(7)          any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company or any other Person of its respective obligations under or in respect of the Notes, the Note Purchase Agreement, any Supplemental Note Purchase Agreement or any other agreement; or

(8)          the failure of the Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

(9)          any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to the Guarantor of failure of the Company or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Purchase Agreement, any Supplemental Note Purchase Agreement or any other agreement or failure to resort for payment to the Company or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

(10)          the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Purchase Agreement, any Supplemental Note Purchase Agreement or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

(11)          any merger or consolidation of the Company or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company or any other Person to any other Person, or any change in the ownership of any shares of the Company or any other Person; or

(12)          any defense whatsoever that: (i) the Company or any other Person might have to the payment of the Notes (principal, premium, if any, or interest), other than payment thereof in Federal or other immediately available funds, or (ii) the Company or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Purchase Agreement, any Supplemental Note Purchase Agreement or any other agreement, whether through the satisfaction or purported satisfaction by the Company or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise, other than the defense of indefeasible payment in full in cash of the Notes; or

(13)          any act or failure to act with regard to the Notes, the Note Purchase Agreement, any Supplemental Note Purchase Agreement or any other agreement or anything which might vary the risk of the Guarantor or any other Person; or

(14)          any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor or any other Person in respect of the obligations of the Guarantor or other Person under this Guaranty or any other agreement, other than the defense of indefeasible payment in full in cash of the Notes;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of the Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, premium, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided and all other sums due and payable under the Note Purchase Agreement and under each Supplemental Note Purchase Agreement, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Purchase Agreement and each Supplemental Note Purchase Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under or in respect of the terms of the Notes, the Note Purchase Agreement or any Supplemental Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes, the Note Purchase

Agreement or any Supplemental Note Purchase Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

(d)      All rights of any Holder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of such Note whether with or without the consent of or notice to the Guarantor under this Guaranty or to the Company.

(e)     To the extent of any payments made under this Guaranty, the Guarantor shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but the Guarantor covenants and agrees that such right of subrogation shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all amounts due and owing by the Company with respect to the Notes, the Note Purchase Agreement and each Supplemental Note Purchase Agreement and by the Guarantor under this Guaranty, and the Guarantor shall not take any action to enforce such right of subrogation, and the Guarantor shall not accept any payment in respect of such right of subrogation, until all amounts due and owing by the Company under or in respect of the Notes, the Note Purchase Agreement and each Supplemental Note Purchase Agreement and all amounts due and owing by the Guarantor hereunder have indefeasibly been finally paid in cash in full. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the indefeasible payment in cash in full of the Notes and all other amounts payable under the Notes, the Note Purchase Agreement, each Supplemental Note Purchase Agreement and this Guaranty, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under the Note Purchase Agreement, each Supplemental Note Purchase Agreement and this Guaranty, whether matured or unmatured. The Guarantor acknowledges that it has received, or will receive, direct and indirect benefits from the financing arrangements contemplated by the Note Purchase Agreement, each Supplemental Note Purchase Agreement and that the waiver set forth in this paragraph (e) is knowingly made as a result of the receipt of such benefits.

(f)	[Reserved.]

(g)     The Guarantor agrees that to the extent the Company or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantor’ obligations hereunder, as if said payment had not been made. The liability of the Guarantor hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

(h)     No Holder shall be under any obligation: (1) to marshal any assets in favor of the Guarantor or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligations of the Guarantor hereunder or (2) to pursue any other remedy that the Guarantor may or may not be able to pursue itself and that may lighten the Guarantor&#65533;s burden, any right to which the Guarantor hereby expressly waives.

(i)     The obligations of the Guarantor under this Guaranty rank pari passu in right of payment with all other Debt of the Guarantor which is not secured or which is not expressly subordinated in right of payment to any other Debt of the Guarantor.

Section 5.	Representations and Warranties of the Guarantor.

The Guarantor represents and warrants to each Holder that:

(a)        The Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the business, operations, affairs, financial condition, assets or properties of the Guarantor and its subsidiaries, taken as a whole, or (2) the ability of the Guarantor to perform its obligations under this Guaranty, or (3) the validity or enforceability of this Guaranty (herein in this Section 5 and Section 6, a “Material Adverse Effect”). The Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

(b)        This Guaranty has been duly authorized by all necessary action on the part of the Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)        The execution, delivery and performance by the Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor or any of its subsidiaries under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, charter document or by-law, or any other agreement or instrument to which the Guarantor or any of its subsidiaries is bound or by which the Guarantor or any of its subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any of its subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any of its subsidiaries.

(d)        No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Guarantor of this Guaranty.

(e)        The Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. The Guarantor does not intend to incur, or believe or should have believed that it will incur, debts beyond its ability to pay such debts as they become due. The Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty. The Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

Section 6.	Guarantor Covenants.

From and after the date of issuance of the Notes by the Company and continuing so long as any amount remains unpaid thereon, the Guarantor agrees as follows:

Section 6.1.     Compliance with Law. The Guarantor will, and will cause each of its subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.2.     Insurance. The Guarantor will, and will cause each of its subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 6.3.     Maintenance of Properties. The Guarantor will, and will cause each of its subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section 6.3 shall not prevent the Guarantor or any of its subsidiaries from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Guarantor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.4.     Payment of Taxes and Claims. The Guarantor will, and will cause each of its subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Guarantor or any of its subsidiaries; provided that neither the Guarantor nor any of its subsidiaries need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Guarantor or such subsidiary on a timely basis in good faith and in appropriate proceedings, and the Guarantor or such subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Guarantor or such subsidiary or (b) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 6.5.     Legal Existence, Etc. The Guarantor will at all times preserve and keep in full force and effect its legal existence. The Guarantor will at all times preserve and keep in full force and effect the legal existence of each of its subsidiaries (unless merged into the Company or a Wholly-owned Subsidiary) and all rights and franchises of the Guarantor and its subsidiaries unless, in the good faith judgment of the Guarantor, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 6.6.     Obligations to Rank Pari Passu. The obligations of the Guarantor under this Guaranty are and at all times shall rank at least pari passu in right of payment with all other present and future unsecured Debt (actual or contingent) of the Guarantor which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Guarantor.

Section 6.7.     Books and Records. The Guarantor will, and will cause each of its subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Guarantor, or such subsidiary, as the case may be.

Section 7.	[Reserved.]
Section 8.	Governing Law.

(a)     This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

(b)      The Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty.  To the fullest extent permitted by applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)     The Guarantor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 8(b) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 11 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)      Nothing in this Section 8 shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)     THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 9.	[Reserved.]
Section 10.	Amendments, Waivers and Consents.

(a)        This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Guarantor and the Required Holders.

(b)        The Guarantor will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 10 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders.

(c)        The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

(d)        Any amendment or waiver consented to as provided in this Section 10 applies equally to all Holders and is binding upon them and upon each future holder and upon the Guarantor. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantor and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

(e)        Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty, Notes directly or indirectly owned by the Guarantor, the Company or any of their respective subsidiaries or Affiliates shall be deemed not to be outstanding.

Section 11.	Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(1)          if to an Initial Note Purchaser or such Initial Note Purchaser’s nominee, to such Initial Note Purchaser or such Initial Note Purchaser’s nominee at the address specified for such communications in Schedule A to the Note Purchase Agreement, or at such other address as such Initial Note Purchaser or such Initial Note Purchaser’s nominee shall have specified to the Guarantor or the Company in writing,

(2)          if to a Supplemental Note Purchaser or such Supplemental Note Purchaser’s nominee, to such Supplemental Note Purchaser or such Supplemental Note Purchaser’s nominee at the address specified for such communications in Schedule A to the appropriate Supplemental Note Purchase Agreement, or at such other address as such Supplemental Note Purchaser or such Supplemental Note Purchaser’s nominee shall have specified to the Guarantor or the Company in writing,

(3)          if to any other Holder, to such Holder at such address as such Holder shall have specified to the Guarantor or the Company in writing, or

(4)          if to the Guarantor, to the Guarantor c/o the Company at its address set forth at the beginning of the Note Purchase Agreement to the attention of Chief Financial

Officer, or at such other address as the Guarantor shall have specified to the Holders in writing.

Notices under this Section 11 will be deemed given only when actually received.

Section 12.	Miscellaneous;.

(a)     No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under the Guaranty, it shall not be necessary for such Holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

(b)      The Guarantor will pay all sums becoming due under this Guaranty by the method and at the address specified in the Note Purchase Agreement or the Supplemental Note Purchase Agreements, or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantor in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

(c)     Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

(d)	[Reserved].

(e)     This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid.

(f)         This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

Section 13.	Indemnity.

To the fullest extent of applicable law, the Guarantor shall indemnify and save each Holder harmless from and against any losses which may arise by virtue of any of the obligations hereby guaranteed being or becoming for any reason whatsoever in whole or in part void, voidable, contrary to law, invalid, ineffective or otherwise unenforceable by the Holder or any of them in accordance with its terms (all of the foregoing collectively, an “Indemnifiable Circumstance”). For greater certainty, these losses shall include without limitation all obligations hereby guaranteed which would have been payable by the Company but for the existence of an Indemnifiable Circumstance; provided, however, that the extent of the Guarantor’s aggregate liability under this Section 13 shall not at any time exceed the amount (but for any Indemnifiable Circumstance) otherwise guaranteed pursuant to Section 2.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed by an authorized representative as of this 17th day of April, 2009.

CENTRAL HUDSON ENTERPRISES CORPORATION, a New York corporation

By: /s/Christopher M. Capone

Christopher M. Capone

Chief Financial Officer

Accepted and Agreed:

CH ENERGY GROUP, INC., a New York corporation

By:	/s/Christopher M. Capone
Christopher M. Capone
Executive Vice President and Chief Financial Officer